EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (no. 333-52005) on Form S-1 of U.S. Timberlands Company, LP of our report dated April 11, 2003, relating to the consolidated financial statements of U.S. Timberlands Company LP and subsidiaries and our report dated April 11, 2003 relating to the financial statements of U.S. Timberlands Yakima, LLC, which are included in this Annual Report on Form 10-K.

                                          Eisner LLP (formerly Richard A. Eisner
                                          & Company LLP)


New York, New York
April 14, 2003